EXHIBIT 4.13


PLEASE SEE RESTRICTIVE LEGENDS ON REVERSE SIDE HEREOF


              INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA



SPECIMEN                                                                SPECIMEN



                           GLOBAL MAINTECH CORPORATION


THIS CERTIFIES THAT                    SPECIMEN                 IS THE OWNER AND
                    -------------------------------------------
REGISTERED HOLDER OF  SPECIMEN                                         SHARES OF
                     -------------------------------------------------
  fully paid and nonassessable shares of Series G Convertible Preferred Stock, no par value, of Global MAINTECH Corporation

TRANSFERABLE ONLY ON THE BOOKS OF THE CORPORATION BY THE HOLDER HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

                  IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND TO BE SEALED WITH THE SEAL OF THE CORPORATION.

   NO             THIS ______________________ DAY OF _________________, _______.
CORPORATE
  SEAL            -----------------------------    -----------------------------
                             SECRETARY                       PRESIDENT